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                                                                    Exhibit 3.1c

                              ARTICLES OF MERGER

                                      OF

                       GREEN TREE FINANCIAL CORPORATION,

                            a Minnesota corporation

                                     INTO

                       GREEN TREE FINANCIAL CORPORATION,

                            a Delaware corporation


     Pursuant to Section 302A.615 of the Minnesota Statutes, as amended, Green Tree Financial Corporation, a corporation organized under the laws of the State of Minnesota (the "Merging Corporation") which is being merged into Green Tree Financial Corporation, a corporation organized under the laws of the State of Delaware (the "Surviving Corporation"), hereby executes, with the Surviving Corporation, the following Articles of Merger:

     1. The Plan of Merger, attached hereto as Exhibit A (the "Plan of Merger"), was approved by resolution of the board of directors of the Merging Corporation as of April 8, 1995, and by resolution of the shareholders of the Merging Corporation adopted as of May 17, 1995, and was approved by combined resolutions of the shareholder and board of directors of the Surviving Corporation as of June 26, 1995.

     2. The Plan of Merger was approved in accordance with Chapter 302A of the Minnesota Statutes.

     IN WITNESS WHEREOF, the undersigned corporations have caused these Articles of Merger to be executed in their respective corporate names by the duly authorized officers of each of the corporations as of this 28th day of June, 1995.
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                                            GREEN TREE FINANCIAL CORPORATION,
                                                     a Minnesota Corporation


                                                By /s/ Richard G. Evans
                                                   ------------------------
                                                    Name Richard G. Evans
                                                         ------------------
                                                    Its  Secretary
                                                         ------------------



                                            GREEN TREE FINANCIAL CORPORATION,
                                                     a Delaware Corporation


                                                By /s/ Richard G. Evans
                                                   ------------------------
                                                    Name Richard G. Evans
                                                         ------------------
                                                    Its  Secretary
                                                         ------------------
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                                                                       EXHIBIT A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

  Agreement and Plan of Merger and Reorganization, dated as of April 10, 1995, between Green Tree Financial Corporation, a Minnesota corporation ("Green Tree"), and Green Tree Financial Corporation, a Delaware corporation and a wholly-owned subsidiary of Green Tree (the "Surviving Corporation").

  Whereas, Green Tree, as of the date hereof, has authority to issue 165,000,000 shares of capital stock of which 150,000,000 are designated as common shares, $.01 par value, and 15,000,000 shares are designated as Preferred Shares, $.01 par value (the "Green Tree Preferred") and of which, as of the date hereof, 68,210,085 shares of Green Tree Common Stock are issued and outstanding, and no shares of Green Tree Preferred are issued and outstanding; and

  Whereas, the Surviving Corporation, as of the date hereof, has authority to issue 165,000,000 shares of capital stock, of which 150,000,000 shall be designated Common Shares, $.01 par value, and of which 15,000,000 shall be designated Preferred Shares, $.01 par value (the "Surviving Corporation Preferred"); and

  Whereas, as of the date hereof, 100 shares of the Surviving Corporation Common Stock are issued and outstanding and held by Green Tree and no shares of the Surviving Corporation Preferred are issued and outstanding; and

  Whereas, Green Tree and the Surviving Corporation desire that Green Tree merge with and into the Surviving Corporation and that the Surviving Corporation shall continue as the Surviving Corporation in such merger, upon the terms and subject to the conditions set forth herein and in accordance with the laws of the State of Delaware and the laws of the State of Minnesota; and

  Whereas, the respective Boards of Directors of Green Tree and the Surviving Corporation have approved this Agreement and directed that it be submitted to a vote of their stockholders.

  Now, Therefore, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree to merge as follows:

                                   ARTICLE 1

                                     Merger

  1.1 Merger. Subject to the terms and conditions of this Agreement, Green Tree shall be merged with and into the Surviving Corporation (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Business Corporation Act of the State of Minnesota (the "MBCA"), the separate existence of Green Tree shall cease and the Surviving Corporation shall be the surviving corporation and continue its corporate existence under the laws of the State of Delaware.

  1.2 Effect of the Merger. At the Effective Time of the Merger (as hereinafter defined), the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Green Tree and the Surviving Corporation; all property, real, personal and mixed, and all debts due on any account, including subscriptions for shares, and all other choses in action, and every other interest of or belonging to or due to each of Green Tree and the Surviving Corporation shall vest in the Surviving Corporation without any further act or deed; the title to any real estate or any interest therein vested in Green Tree shall not revert nor in any way become impaired by reason of the Merger; the Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of Green Tree and the Surviving Corporation; a claim of or against or a pending proceeding by or against Green Tree or the

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Surviving Corporation may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in the place of Green Tree; and neither the rights of creditors nor any liens upon the property of Green Tree or the Surviving Corporation shall be impaired by the Merger.

  1.3 Effective Time of the Merger. The Merger shall become effective as of the date and time (the "Effective Time of the Merger") the following actions are completed: (a) this Agreement or an appropriate certificate of merger is filed in accordance with Section 252 of the DGCL; and (b) appropriate articles of merger are filed in accordance with Sections 302A.611, 302A.613 and 302A.641 of the MBCA.

                                   ARTICLE 2

                    Name, Articles of Incorporation, Bylaws,
              Directors and Officers of the Surviving Corporation

  2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be "Green Tree Financial Corporation."

  2.2 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time of the Merger until amended thereafter as provided therein or by law.

  2.3 Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of the Surviving Corporation from and after the Effective Time of the Merger until amended thereafter as provided therein or by law.

  2.4 Directors and Officers. The directors and officers of Green Tree at the Effective Time of the Merger shall be the directors and officers, respectively, of the Surviving Corporation from and after the Effective Time of the Merger and shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until the expiration of the terms to which they were elected to serve as directors and officers of Green Tree and until their successors are duly elected and qualified.

                                   ARTICLE 3

                    Conversion and Exchange of Certificates

  3.1 Conversion. At the Effective Time of the Merger, each of the following transactions shall be deemed to occur simultaneously:

    (a) Each share of Green Tree Common Stock (other than shares as to which the holder thereof has properly exercised appraisal rights under Minnesota law) issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of the Surviving Corporation Common Stock. The shares of Green Tree Common Stock so converted shall cease to exist as such and shall exist only as shares of the Surviving Corporation Common Stock.

    (b) Each stock option to purchase shares of Green Tree Common Stock granted by Green Tree or any of its subsidiaries under any of the stock option or stock purchase plans of Green Tree and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a stock option to purchase, upon the same terms and conditions, the number of shares of the Surviving Corporation Common Stock which is equal to the number of shares of Green Tree Common Stock which the optionee would have received had he exercised his option or right in full immediately prior to the Effective Time of the Merger (whether or not such option or right was then exercisable). The exercise price per share under each of such options or warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Time of the Merger.


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    (c) Each share of the Surviving Corporation Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and held by Green Tree, without any action on the part of Green Tree or any other person, shall be canceled, and no shares of the Surviving Corporation or other securities of the Surviving Corporation shall be issued or other consideration paid in respect thereof.

  3.2 Exchange of Certificates.

    (a) From and after the Effective Time of the Merger, each holder of an outstanding certificate which immediately prior to the Effective Time of the Merger represented shares of Green Tree Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to the transfer agent designated by the Surviving Corporation, a certificate or certificates representing the number of shares of the Surviving Corporation Common Stock into which such holder's shares of Green Tree Common Stock were converted.

    (b) If any certificate for shares of the Surviving Corporation capital stock is to be issued in a name other than that in which the certificate for shares of Green Tree capital stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay any transfer and other taxes required by reason of the issuance of certificates for such shares of the Surviving Corporation capital stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation or its agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, no party hereto shall be liable to a holder of shares of Green Tree capital stock for any shares of the Surviving Corporation capital stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE 4

                    Employee Benefit and Compensation Plans

  At the Effective Time of the Merger, any employee benefit plan or incentive compensation plan, including any stock option plan, to which Green Tree is then a party shall be assumed by, and continue to be the plan of the Surviving Corporation. To the extent any employee benefit plan or incentive compensation plan of Green Tree or any of its subsidiaries provides for the issuance or purchase of, or otherwise relates to, Green Tree capital stock, from and after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise to relate to, the Surviving Corporation capital stock.

                                   ARTICLE 5

                                   Conditions

  Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

  5.1 Green Tree Stockholder Approval. This Agreement and the Merger shall have been adopted and approved by the stockholders of Green Tree in accordance with the applicable provisions of the Minnesota Business Corporation Act.

  5.2 The Surviving Corporation Stockholder Approval. This Agreement and the Merger shall have been adopted and approved by Green Tree as the holder of all the outstanding shares of the Surviving Corporation capital stock prior to the Effective Time of the Merger.

  5.3 Consents, etc. Any and all consents, permits, authorizations, approvals and orders deemed in the sole discretion of Green Tree to be material to the consummation of the Merger shall have been obtained.


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                                   ARTICLE 6

                                    General

  6.1 Termination and Abandonment. This Agreement may be terminated and the Merger and other transactions herein provided for abandoned at any time prior to the Effective Time of the Merger, whether before or after adoption and approval of this Agreement by the stockholders of Green Tree, by action of the Board of Directors of Green Tree, if the Board of Directors of Green Tree determines that the consummation of the transactions provided for herein would not, for any reason, be in the best interests of Green Tree and its stockholders. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Green Tree or the Surviving Corporation or their respective Boards of Directors or shareholders, except that Green Tree shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

  6.2 Amendment. This Agreement may be amended at any time prior to the Effective Time of the Merger with the mutual consent of the Boards of Directors of Green Tree and the Surviving Corporation; provided, however, that after it has been adopted by the stockholders of Green Tree, this Agreement may not be amended in any manner which, in the judgment of the Board of Directors of Green Tree, would have a material adverse effect on the rights of such stockholders or in any manner not permitted under applicable law; provided further, however, that any amendment of this Agreement after its adoption by the sole stockholder of the Surviving Corporation shall require the prior approval of such stockholder.

  6.3 Deferral. Consummation of the transactions herein provided for may be deferred by the Board of Directors of Green Tree for a reasonable period of time if the Board of Directors or officer determines that such deferral would be, for any reason, in the best interests of Green Tree and its stockholders.

  6.4 Headings. The headings set forth herein are inserted for convenience or reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

  6.5 Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

  6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof, except to the extent the laws of the State of Delaware are applicable to the Surviving Corporation in respect of the Merger, in which case the laws of the State of Delaware shall apply without giving effect to the principles of conflicts of law thereof.

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  In Witness Whereof, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers hereunto duly authorized, all as of the day and year first above written.

                                          Green Tree Financial Corporation
                                          A Minnesota Corporation


                                          By /s/ Robert D. Potts
                                            ----------------------------------
                                          Its President and Chief Operating
                                          Officer

Attest:

/s/ Richard G. Evans
- -------------------------------
Secretary

                                          Green Tree Financial Corporation
                                          A Delaware Corporation

                                          By /s/ Robert D. Potts
                                            ----------------------------------
                                          Its President and Chief Operating
                                          Officer

Attest:

/s/ Richard G. Evans
- -------------------------------
Secretary

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